UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 17, 2006

UNIFI, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	1-10542	11-2165495
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7201 West Friendly Avenue

Greensboro, North Carolina 27410

(Address of principal executive offices)

(336) 294-4410

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On May 18, 2006, the Registrant announced the pricing (the “Pricing”) of its Rule 144A and Regulation S offering (the “Offering”) of $190 million in aggregate principal amount of its 11.5% Senior Secured Notes due 2014 (the “Notes”). In connection with the Pricing, the Registrant is disclosing certain information related to the Notes and the Offering. Such information is attached on Exhibit 99.1 to this report on Form 8-K and is hereby incorporated by reference in this Item 8.01. The information included and incorporated by reference in this report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities.

In addition, the Registrant issued a press release announcing the Pricing, which press release is attached on Exhibit 99.2 hereto and is hereby incorporated by reference in this Item 8.01.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Disclosure

99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIFI, INC.

By:	/S/ CHARLES F. MCCOY
Name:	Charles F. McCoy
Vice President, Secretary and General Counsel

Dated: May 18, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Disclosure

99.2	Press Release